Exhibit 10.3

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

COLLABORATIVE RESEARCH & LICENSE AGREEMENT

between

LIPID SCIENCES, INC.

and

ELANCO ANIMAL HEALTH

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

This COLLABORATIVE RESEARCH & LICENSE AGREEMENT (the “Agreement”) is effective from the Effective Date by and between:

LIPID SCIENCES, INC. (“Lipid Sciences”), a publicly-traded Delaware corporation, having a place of business at 7068 Koll Center Parkway - Suite 401, Pleasanton, CA 94566;

and

ELI LILLY AND COMPANY, an Indiana corporation, operating through its Elanco Animal Health division and having a principal place of business at 2001 W. Main Street, Greenfield, Indiana 46140 (“Elanco”).

INTRODUCTION

A.            WHEREAS, Lipid Sciences and/or its Affiliate(s) have developed proprietary technology for, and are the owners and/or exclusive licensees of patents claiming, delipidation-based methods and systems for the production of treatments for viral or bacterial infections, among other ailments (“Immunological Products”).

B.            WHEREAS, Lipid Sciences and/or its Affiliate(s) have facilities and personnel that enable it to design and develop various kinds of Immunological Products.

C.            WHEREAS, Lipid Sciences and/or its Affiliate(s) possess know-how, expertise and intellectual property rights pertaining to the design and development of these Immunological Products.

D.            WHEREAS, Elanco is engaged in the research, development, marketing, manufacturing and distribution of animal health products for use in, on or near live animals.

E.             WHEREAS, Elanco desires to design, develop and manufacture certain Immunological Products for use in, on or near live animals.

F.             WHEREAS, Lipid Sciences and/or its Affiliate(s) desire to collaborate with Elanco in the development of one or more Immunological Products for animal health applications, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

1.1           Interpretation.  In this Agreement, unless the context otherwise requires, a reference to:

(a)                                  a paragraph, section, exhibit or schedule is a reference to a paragraph, section, exhibit or schedule to this Agreement;

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

(b)                                 any document includes a reference to that document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(c)                                  a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)                                 the singular includes the plural and vice versa, except as it regards the definitions in Sections 1.27 and 1.28 of this Agreement;

(e)                                  a Party, person or entity includes:

(i)                                     an individual, firm, company, corporation, association, trust, estate, state or agency of a state, government or government department or agency, municipal or local authority and any other entity, whether or not incorporated and whether or not having a separate legal personality; and

(ii)                                  an employee, agent, successor, permitted assign, executor, administrator and other representative of such party, person or entity;

(f)                                    one gender includes the other;

(g)                                 “written” and “in writing” include any means of reproducing words, figures or symbols in a tangible and visible form;

(h)                                 a month or year is a reference to a calendar month or calendar year, as the case may be; and

(i)                                     individuals or persons include companies and other corporations and vice versa.

1.2           “Affiliate” means any corporation or other entity that controls, is controlled by, or is under common control with a Party to the Agreement.  A corporation or other entity will be regarded as in control of another corporation or entity if the latter corporation or entity owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the former corporation or other entity, or if the latter corporation or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the former corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the former corporation or other entity. An Affiliate will be bound under this Agreement in the same manner as if it were a party hereto.

1.3           “Agreement” means this formal legal document if ultimately signed by both Parties, effective as of the Effective Date.

1.4           “Confidential Information” means all know-how, trade secrets, technical information, specifications, data, formulae, intellectual property or software of a Party relating to or arising out of this Agreement including, without limitation:

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

(a)                                  all communications between the Parties or information of whatever kind whether recorded or not and, if recorded, in whatever medium, relating to or arising out of the Product Development Plan, the Design & Development Program, the Improvements, the Lipid Sciences Patent Rights, the Elanco Patent Rights, the Elanco Inventions, Lipid Sciences Inventions, Lipid Sciences Technology, Elanco Technology or the Agreement, whether disclosed prior to or after entering into the Agreement;

(b)                                 any information that the Party indicates in writing is information of a confidential nature or which is marked “confidential”; and

(c)                                  all copies of the communications, information, notes, reports and documents in whatever form referred to in paragraph (a) or (b) of this definition.

1.5           “Design & Development Program” means the work performed by Lipid Sciences and Elanco and/or their respective Affiliate(s) in accordance with the Product Development Plan as revised from time to time as provided in the Agreement.

1.6           “ECI” or “Employment Cost Index” means the “Private Industry, Compensation, 12-Month Percent Change, Not Seasonally Adjusted - ECU10002A” with respect to Total Compensation in Private Industry for All Workers (annual rate or average of the relevant year’s four calendar quarters if not annual), Series Id ECU10002A; using 2007 as the base year for purposes of indexing within the context of this Agreement, as published by the U.S. Bureau of Labor Statistics and available at the following URL:  http://data.bls.gov/cgi-bin/surveymost?ec, or its successor site.

1.7           “Effective Date” means the last date of signature on the Agreement.

1.8           “Elanco Compound” means one or more active ingredients directly resulting from Lipid Sciences Technology that is selected by Elanco for development and commercialization of Product(s) and/or New Product(s).

1.9           “Elanco Invention” means any Invention by Elanco and/or its Affiliates (other than a joint invention) that is discovered, made, or conceived and reduced to practice during or as a result of the Design & Development Program.  For clarity, any invention by Elanco and/or its Affiliates outside the Design & Development Program will be solely owned by Elanco and/or its Affiliates.

1.10         “Elanco Patent Rights” means any and all Patent Rights owned and/or controlled by Elanco during the term of the Agreement.

1.11         “Elanco Technology” means Technology, including know-how and trade secrets, owned and/or controlled by Elanco as of the Effective Date of the Agreement and/or developed during the term of the Agreement.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

1.12         “Field” means all applications and uses of the Lipid Sciences Technology and Lipid Sciences Patent Rights for Products.  For clarity, “Field” does not include any human applications or uses.

1.13         “First Commercial Sale” of any Product(s) and/or New Product(s) means the first sale for use by an end-user customer of such Product(s) and/or New Product(s) in a country.

1.14         “First Payment” means the first payment, e.g., a technology access fee or a payment made due to a first Regulatory Agency submission, made by Elanco to Lipid Sciences pursuant to the payment terms of Article V for any Product(s) and/or New Product(s).

1.15         “GxP” means compliance with all relevant Regulatory Agency requirements for Good Clinical Practices, Good Laboratory Practices, and Good Manufacturing Practices.

1.16         “Immunological Products” means: proprietary delipidation-based methods and systems for the production of treatments for viral or bacterial infections, among other ailments, of which Lipid Sciences and/or its Affiliate(s) are the owners and/or exclusive licensees having the right to enforce and sublicense.

1.17         “Improvements” means:  (a) any modification of Lipid Sciences Technology, Elanco Technology or an Elanco Compound, provided such modification, if unlicensed, would infringe one or more Valid Claims of Lipid Sciences Patent Rights or Elanco Patent Rights; and (b) any beneficial modification of a component or material useful in a Product(s) and/or New Product(s); in each of (a) and/or (b) for use in the Field or New Field, which is reduced to practice within the term of the Agreement.

1.18         “Invention” means patentable ideas and/or discoveries conceived by one or more employee(s) or agent(s) of Lipid Sciences or Elanco, which arise under and during the term of this Agreement.  “Sole Invention” means an Invention discovered, made, or conceived and reduced to practice solely by Lipid Sciences employee(s) or agent(s) or solely by Elanco employee(s) or agent(s).  “Joint Invention” means an Invention discovered, made, or conceived and reduced to practice jointly by Lipid Sciences employee(s) or agent(s) and Elanco employee(s) or agent(s).

1.19         “Joint Patent Rights” means Patent Rights to a Joint Invention.

1.20         “Lipid Sciences Invention” means any Invention by Lipid Sciences and/or its Affiliates (other than a joint invention) that is discovered, made, or conceived and reduced to practice during or as a result of the Design & Development Program.  For clarity, any invention by Lipid Sciences and/or its Affiliates outside the Design & Development Program will be solely owned by Lipid Sciences and/or its Affiliates.

1.21         “Lipid Sciences Patent Rights” means any and all Patent Rights owned and/or controlled by Lipid Sciences and/or its Affiliates in the Field or New Field during the term of the Agreement.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

1.22         “Lipid Sciences Technology” means Technology, including know how and trade secrets, owned and/or controlled by Lipid Sciences as of the Effective Date of the Agreement and/or developed during the term of the Agreement, and includes, without limitation, Immunological Products and delipidation-based immunological technology for use in, on or for animals.

1.23         “Net Sales” means, with respect to a Product(s) and/or New Product(s), the gross amount invoiced by Elanco (including an Elanco Affiliate) or any sublicensee thereof to unrelated Third Parties, excluding any sublicensee, for Product(s) and/or New Product(s) in the Territory, less the following:

(a)                                  Customary trade, quantity and cash discounts allowed;

(b)                                 Third Party Agent commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments and similar allowances, limited to reasonable adjustments and allowances which effectively reduce the net selling price;

(c)                                  Actual Product(s) and/or New Product(s) returns or allowances;

(d)                                 Any tax imposed on the sale, delivery or use of the Product(s) and/or New Product(s), including, without limitation, sales, use, excise or value added taxes, but excluding any tax on income; and

(e)                                  Any other similar and customary deductions.

Such amounts will be determined from the books and records of Elanco, Elanco Affiliates and/or sublicensee(s) (as applicable), maintained in accordance with U.S. Generally Accepted Accounting Principles (also known as “GAAP”) or, in the case of sublicenses, such similar accounting principles, consistently applied.  Elanco further agrees in determining such amounts, it will use Elanco’s then-current standard procedures and methodology, including Elanco’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of sublicensees, such similar methodology, consistently applied.

1.24         “New Field” means all applications and uses of the Lipid Sciences Technology and Lipid Sciences Patent Rights for New Products. For clarity, “New Field” does not include any human applications or uses.

1.25         “New Product(s)” means any *** that incorporates, uses or implements Lipid Sciences Technology and/or Lipid Sciences Patent Rights and that is ultimately sold by or for Elanco inside the New Field in the Territory, whether such embodiment was in existence prior to the effective date of a collaborative research and commercialization agreement, or is developed or improved under that agreement.  ***

1.26         “Notice” means the definition provided in Section 11.7.

1.27         “Parties” means Lipid Sciences and Elanco.

1.28         “Party” means Lipid Sciences or Elanco.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

1.29         “Patent Rights” means rights under all patents, provisional and non-provisional, owned or controlled by the Parties (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, re-validations, patents of addition, supplementary protection certificates or the equivalents thereof) and under all provisional and non-provisional patent applications (including, without limitation, all continuations, continuations-in-part and divisionals thereof), in each case, claiming an Invention which is necessary or useful for the design, development, testing, use, manufacture or sale of a Product(s) and/or New Product(s) that results from the Agreement.

1.30         “POC Study” means the initial proof-of-concept study that Elanco will conduct at its expense as consideration for the rights granted under this Agreement.  The criteria for establishing this POC Study are described in Exhibit A of this Agreement.  As additional consideration to Lipid Sciences for entering into this Agreement, Elanco will also provide technical advice regarding the detailed design and scope of this POC Study, at no charge to Lipid Sciences.

1.31         “Primary Contact Person” will be the respective individuals designated by Lipid Sciences and Elanco, as noted in Exhibit C, who will be responsible for the day-to-day interactions between the Parties related to the Design & Development Program and the management of the day-to-day operations of the Design & Development Program.  Each Party may change its Primary Contact Person upon Notice to the other Party.

1.32         “Product” means any *** that incorporates, uses or implements Lipid Sciences Technology and/or Lipid Sciences Patent Rights, whether such embodiment was in existence prior to the Effective Date, or is developed or improved under the Agreement.  ***

1.33         “Product Development Plan” means the written development plan for Product(s) and/or New Product(s) (including a corresponding budget), as amended from time to time by the Parties.

1.34         “Program Year” means each twelve (12) calendar month period during the term of the Design & Development Program, except in the first Program Year in which case the Program Year will not be twelve (12) calendar months in length, but will be the period from the Effective Date to 31-December-2007.

1.35         “Reasonable Commercial Efforts” means effort, expertise and resources normally used by the Party in the development and/or commercialization of a compound or product owned or controlled by such Party which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors.

1.36         “Regulatory Agency” means any one of the U.S. Department of Agriculture (USDA); Environmental Protection Agency (EPA); Food and Drug Administration (FDA); Food Safety and Inspection Service (FSIS); or any counterparts thereof in jurisdictions outside of the USA.

1.37         “Steering Committee” means the joint committee composed of representatives of Lipid Sciences and Elanco, as described in the Agreement.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

1.38         “Technology” means written specifications, sketches, drawings, schematics, prototypes, methods, protocols, know-how, trade secrets, all proprietary data, information, inventions, regulatory submissions or other intellectual property of any kind, excluding Patent Rights, to the extent necessary or useful for the research, development and commercialization of Product(s) and/or New Product(s) in the Field or New Field, and any other information or tangible material and any data related thereto that is useful in the Field or New Field.

1.39         “Territory” means worldwide.

1.40         “Third Party” means any entity, including any natural person, other than Lipid Sciences or Elanco and their respective Affiliates.

1.41         “Valid Claim” means either (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through re-examination, reissue or disclaimer or otherwise; or (b) a claim of a pending patent application, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

ARTICLE II

2.1           License Grant.  Subject to the terms of the Agreement, Lipid Sciences and its Affiliates hereby grant to Elanco and its Affiliates the sole and exclusive license under Lipid Sciences Technology, Lipid Sciences Patent Rights, Lipid Sciences Inventions and Lipid Sciences Improvements in the Field and Territory to research, develop, make, have made, use, sell, offer for sale, import and sub-license, Product(s).

2.2           Rights Retained by Lipid Sciences.  Lipid Sciences retains the sole and exclusive right outside the Field in the Territory to use for any purpose any Lipid Sciences Technology, Lipid Sciences Patent Rights, Lipid Sciences Inventions and Lipid Sciences Improvements (including, without limitation, to research, develop, make, have made, use, sell, offer for sale, import and license products).  For clarity, Elanco and its Affiliates cannot research, develop, make, have made, use, sell, offer for sale, import or sublicense any Lipid Sciences Technology, Lipid Sciences Inventions, Lipid Sciences Improvements or Lipid Sciences Patent Rights outside the Field, unless Elanco and/or its Affiliates enter into a separate agreement with Lipid Sciences and/or its Affiliates.  Furthermore:

(a)                                  no license or other rights are granted to Lipid Sciences to Elanco Technology, Elanco Patent Rights or Elanco Inventions, except solely for the benefit of Elanco and its Affiliates;

(b)                                 no license or other rights are granted to Elanco to Lipid Sciences Technology, Lipid Sciences Patent Rights or Lipid Sciences Inventions, except as provided in this Agreement;

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

(c)                                  Elanco and its Affiliates acknowledge that, as of the Effective Date, no license or other rights are necessary to be granted, or are granted, to Lipid Sciences by Elanco and its Affiliates for the purposes of the Agreement, except to the extent disclosed in writing by Elanco to Lipid Sciences prior to work commencing under the Product Development Plan or under the Design & Development Program for the development of the Product in the Field; and

(d)                                 Lipid Sciences and its Affiliates acknowledge that, as of the Effective Date, no license or other rights are necessary to be granted, or are granted, to Lipid Sciences by Third Parties for the purposes of the Agreement, except to the extent disclosed in writing by Lipid Sciences to Elanco prior to work commencing under the Product Development Plan or under the Design & Development Program for the development of the Product in the Field.

2.3           Rights Reverting to Lipid Sciences.  If any Product(s) and/or New Product(s) or indication reverts to Lipid Sciences pursuant to Section 5.1, then Lipid Sciences will have the exclusive right inside the Field or New Field and within the Territory to use any Lipid Sciences Technology, Lipid Sciences Patent Rights, Lipid Sciences Improvements and Lipid Sciences Inventions to develop, make, have made, use, sell, import or sub-license Product(s) and/or, as applicable, New Product(s).

2.4           Sublicenses.  Subject to the other provisions of the Agreement, Elanco shall have the sole right to sublicense any and all rights licensed to Elanco under Section 2.1.  Any such sublicense by Elanco shall be consistent with the terms of the Agreement, and shall include an obligation for each such sublicensee to comply with the applicable obligations of Elanco set forth in the Agreement.

2.5           Trademarks.  Elanco will be free to use and to register in any trademark office any trademark for use with a Product(s) and/or New Product(s) in its sole discretion, except for trademarks proprietary to Lipid Sciences and its Affiliates.  Elanco will own all right, title and interest in and to any such trademark in its own name during and after the term of the Agreement, except for trademarks proprietary to Lipid Sciences and its Affiliates.

ARTICLE III

3.1           Formation and Composition.  A joint committee comprised of four (4) members, two (2) named representatives of each of Elanco and Lipid Sciences (the “Steering Committee”) is being appointed pursuant to this Agreement.  Each Party has provided the other Party in writing with the name, title, e-mail address, telephone number and facsimile number of their respective Steering Committee members and such information is set forth in Exhibit C.  The Steering Committee will meet as needed, but not less than once each quarter during the term of the Design & Development Program.  Such meetings will be at such times agreed to by Lipid Sciences and Elanco, and will alternate between the offices of the Parties unless the Parties otherwise agree, or will be in such other form (e.g., telephone or video conference) as the members of the Steering Committee will agree.

3.2           Steering Committee Functions and Powers.  The Steering Committee will be responsible for the direction and overall supervision and management of the Design &

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

Development Program consistent with each Party’s internal policies and procedures.  The principal functions of the Steering Committee will be to:

(a)                                  create Design & Development Program(s) and Product Development Plan(s);

(b)                                 monitor the progress and results achieved under the Design & Development Program and to revise, as necessary, the Product Development Plan;

(c)                                  foster the collaborative relationship between the Parties;

(d)                                 facilitate the transfer, development and commercialization of technology in accordance with the Agreement;

(e)                                  determine potential New Products, identify and approve the development of New Products; and

(f)                                    such other functions as agreed by the Parties.

A Party may change one or more of its representatives to the Steering Committee at any time.  Members of the Steering Committee may be represented at any meeting by another member of the Steering Committee, or by a deputy.  Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Steering Committee meetings, subject to the confidentiality provisions of the Agreement.

3.3           Decisions of the Steering Committee.  A quorum of the Steering Committee will be present at any meeting of the Steering Committee if at least two (2) representatives of each Party are present at such meeting in person or by telephone or videoconference.  If a quorum exists at any meeting, a unanimous vote of the members of the Steering Committee present at such meeting is required to take any action on behalf of the Steering Committee, with the exception of any actions taken pursuant to Section 3.4.

3.4           Elanco’s Right to Control Commercialization.  Notwithstanding the responsibilities and duties of the Steering Committee, Elanco will have the right to choose Product(s) and/or New Product(s) for development and commercialization, including formulation, means of administration and other factors that appear most promising for further development.  Promptly upon making a selection, Elanco will notify the Steering Committee in writing.

3.5           New Products.  Elanco has the first option right to commercialize all applications and uses of the Lipid Sciences Technology and Lipid Sciences Patent Rights for New Products (“Option Right”).  Therefore, if Elanco determines that, pursuant to the results obtained by the Design & Development Program, Product(s) and/or New Product(s) are commercially viable, upon the payment of relevant payments described in Article V of this Agreement, Elanco and its Affiliates will have the sole and exclusive license under Lipid Sciences Technology, Lipid Sciences Patent Rights, Lipid Sciences Inventions and Lipid Sciences Improvements in the New Field and Territory to research, develop, make, have made, use, sell, offer for sale, import and sub-license the New Product(s) in accordance with the following terms:

3.5.1. Exercise of Option Right by Elanco.  To exercise the Option Right, Elanco shall propose to the Steering Committee, in writing, the commercialization of any New Product(s); within three (3) months, the Steering Committee shall complete a Product Development Plan for said New Product(s).  Provided Elanco pays the additional payments described in Article V of this

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

Agreement, the Option Right shall be deemed to have been exercised by Elanco, the Option Right shall be deemed to have been granted to Elanco by Lipid Sciences, and the New Product(s shall be deemed to have been approved for development by the Steering Committee.

3.5.2. Termination of Option Right by Elanco.  The Option Right for any New Product terminates sixty (60) days after Elanco receives Notice from Lipid Sciences that any payment due under Article V has not been received, provided that, during that sixty (60) day period, Elanco has not made such payment to Lipid Sciences.  After the Option Right terminates for any New Product, Lipid Sciences has full right and authority to pursue, or have others pursue, the research and/or commercialization of the relevant New Product.

3.5.3. Limitations on Option Right.  In order to effectively manage the development pipeline, if, after exercising its Option Right(s), Elanco has not made a First Payment for three (3) New Product(s), Elanco must first obtain the written approval of the Steering Committee before exercising its Option Right to commercialize any additional New Product(s).

Notwithstanding Sections 2.1 and 3.5, this Agreement does not serve to grant to Elanco or its Affiliates a license under Lipid Sciences Technology, Lipid Sciences Patent Rights, Lipid Sciences Inventions and Lipid Sciences Improvements to generally use Lipid Sciences Technology in a field outside the Field or New Field or to research, develop, make, have made, sell, offer for sale, import and sub-license products other than Product(s) or New Product(s).

3.6           Chair.  The Steering Committee will be chaired by one Elanco representative appointed by Elanco for the first Program Year, then one Lipid Sciences representative (or Elanco representative at Lipid Sciences’s request) appointed by Lipid Sciences for the second Program Year and alternating accordingly thereafter.  The chair does not have a second or casting vote.

3.7           Minutes and Reports.  The Steering Committee will be responsible for keeping accurate minutes of its deliberations that record all proposed decisions and all actions recommended or taken.  Within ten (10) business days of each meeting, the chair will provide the Parties with draft minutes of such meeting and a draft of a written accompanying report describing in reasonable detail the status of the Design & Development Program, a summary of the work and progress to date, any issues requiring resolution and any proposed decisions and actions recommended or taken to all members of the Steering Committee.  Within thirty (30) days of each meeting, the Steering Committee will approve final versions of the meeting minutes and the accompanying report and such minutes and accompanying report will thereafter be recognized as duly accepted by the Parties.  All records of the Steering Committee will be available to both Parties.

3.8           Information and Results.  Except as otherwise provided, the Parties will make available and disclose to one another all results of the work conducted pursuant to the Design & Development Program prior to and in preparation for the Steering Committee meetings, by the deadline and in the form and format to be designated by the Steering Committee.

3.9           Subcontracts.  Subject to the provisions of the Agreement, the Parties may subcontract to Affiliates and Third Parties portions of the Design & Development Program to be performed, provided the subcontracting Party has obtained the prior consent of the Steering Committee; and provided, however, that such Affiliates and Third Party subcontractors will be required to enter into appropriate confidentiality agreements (said agreements of which signed copies will be submitted to the Steering Committee) unless such subcontracting would not require the transfer

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission of Confidential Information to the Affiliate or Third Party subcontractor, and further provided that the Parties’ rights under the Agreement are not adversely affected.

ARTICLE IV

4.1           Performance of Design & Development Program.  The Steering Committee will establish a program under which the Parties will use Reasonable Commercial Efforts to collaboratively develop Product(s) and/or New Product(s), with the initial goal of ***.  The Parties will use Reasonable Commercial Efforts to perform the design and development tasks as described in the initial Product Development Plan subsequently attached as Exhibit A.  The Design & Development Program will be conducted by the Parties in good scientific manner, and where necessary, in compliance with all applicable GxP and ISO9001 design requirements.

4.2           Product Development Plan.  The Design & Development Program will be conducted in accordance with the Product Development Plan that describes the work to be pursued by the Parties during each Program Year.  Except for the first Program Year, the Product Development Plan will be updated and approved by the Steering Committee no later than sixty (60) days prior to the start of each Program Year.  The Product Development Plan in effect at any time may not be amended except as agreed in writing by the Steering Committee.  If at any time during the Program Year, either Party determines that a change to the Product Development Plan would benefit the Design & Development Program, such Party will prepare and submit to the Steering Committee a written proposal detailing its proposed changes to the Product Development Plan.  Any budget for Lipid Sciences’ costs under a modified Product Development Plan that are to be reimbursed by Elanco will be approved by the Steering Committee before Lipid Sciences commences any work on such modified Product Development Plan.

4.3           Sharing of Testing, Marketing, Manufacturing and Regulatory Data.  Parties will provide to each other, at no charge, access to testing, pilot manufacturing and regulatory data relevant to Product(s) and/or New Product(s) in the Field or New Field, or if required for regulatory purposes.

4.4           Results and Records.  The Parties will make available and disclose to one another all results of the work conducted pursuant to the Design & Development Program, and will keep such records as described herein; provided that each Party will maintain such results and records of the other Party in confidence in accordance with the confidentiality provisions in the Agreement, and will not use such results or records except to the extent otherwise permitted by the Agreement.  The Parties will maintain records of the results in sufficient detail and in good scientific manner appropriate for patent purposes, and in a manner that properly reflects all work done and results achieved in the performance of the Design & Development Program (including all data in the form required to be maintained under any applicable governmental regulations).  Such records will include reports, research notes, charts, graphs, computations, analyses, recordings, photographs, and other graphic or written data specifically relevant to the Design & Development Program.

4.5           Availability of Employees.  Each Party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Design & Development Program and in connection with any request related to a Product(s) and/or New Product(s) or the Design & Development Program from any Regulatory Agency, including regulatory, scientific, technical and clinical testing issues.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

4.6           Visit of Facilities.  Representatives of the Parties may, upon reasonable advance notice and at times reasonably acceptable to the other Party, visit the other Party’s facilities where the Design & Development Program is being conducted, and consult informally, during such visits and by telephone, facsimile and e-mail, with the other Party’s personnel performing work on the Design & Development Program.

4.7           Product(s) and/or New Product(s) Development by Elanco.  Elanco will conduct all related Product(s) and/or New Product(s) development activities in the Field or New Field and Territory at its expense from the Effective Date, including the preparation and submission of the appropriate regulatory documents required for commercialization within the Field or New Field and Territory.

4.8           Product(s) and/or New Product(s) Development Conducted by Lipid Sciences.

(a)                                  Elanco will pay Lipid Sciences as described in “(b)” and “(c)” of this Section, for any development activities associated with the Product Development Plan or the Design & Development Program that are approved in writing in advance by the Steering Committee.  If Steering Committee approval is not granted, Lipid Sciences will not commence any work or incur such costs or expenses on behalf of Elanco or the Steering Committee.  With respect to the activities to be undertaken by Lipid Sciences under the Agreement, Elanco will reimburse Lipid Sciences for these activities.  Elanco will reimburse Lipid Sciences for reasonable costs incurred due to Lipid Sciences’ personnel, or approved third party personnel, working directly on Product(s) and/or New Product(s) development.  The total annual rate per full-time equivalent employee (“FTE”) of Lipid Sciences to be paid by Elanco will be *** for any FTE in the first Program Year, said rate to include overhead costs of Lipid Sciences for said FTE.  Beginning in 2008, this rate will be adjusted annually to reflect changes, if any, in the ECI.  Elanco will also reimburse Lipid Sciences for expenses incurred due to Lipid Sciences’ personnel, or approved third party personnel, working directly on Product(s) and/or New Product(s) development, such as transportation, travel, or lodging costs subject to pre-approval by the Steering Committee.

(b)                                 Notwithstanding section (a), Elanco recognizes that the Design & Development Program may require the services of Third Parties, including consultants, laboratories, or scientific advisors.  Elanco further recognizes that the services of Third Parties may exceed ***, and therefore agrees that the *** sum in section (a) does not apply to services from Third Parties.  Lipid Sciences agrees to submit all such Third Party expenses to the Steering Committee, for approval, prior to commencing any work with any Third Party(ies).

(c)                                  For budgeted expenses in “(a)” of this Section that are to be incurred by or on behalf of Lipid Sciences under the Product Development Plan and/or the Design & Development Program, Elanco will pay Lipid Sciences within sixty (60) days of Elanco’s receipt of invoice from Lipid Sciences for any such expenses.

(d)                                 In addition to expenses covered in “(b)” of this Section, should additional expenses be approved in writing in advance by the Steering Committee that were not initially budgeted and paid for under “(b)” of this Section, Elanco will reimburse Lipid

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

Sciences within sixty (60) days of Elanco’s receipt of invoice from Lipid Sciences for any such expenses.

4.9           Regulatory / Quality Assurance / Quality Control / Legal.  Parties will allow Regulatory, Quality Assurance, Quality Control, Accounting and Legal personnel from either Party or its attorneys, advisors, accountants and contractors, on a “need to know” basis, timely and reasonable access to audit financial records, trial protocols, pilot scale manufacturing documents, procedures manuals, patent documents and other Product(s) and/or New Product(s)-related items relating to the license granted pursuant to the Agreement or relating to the Product Development Plan or the Design & Development Program.

4.10         Performance.  Elanco will use Reasonable Commercial Efforts to identify, research, and develop and commercialize Product(s) and/or New Product(s) in the Field or New Field in the Territory, but will be under no obligation to commercialize and market a Product or New Product if it determines, in its sole and reasonable business judgment, that such an effort is not commercially viable for Elanco.

4.11         Quality.  Elanco will determine, in its sole judgment, quality standards for Product(s) and/or New Product(s) including, but not limited to:  stability; process validation and pre-approval inspection preparation; common specifications; assay methodology and storage conditions.  Elanco will also determine, in its sole business judgment, manufacturing standards and requirements for Product(s) and/or New Product(s).

4.12         Out-Of-Pocket Expense Reimbursements.  Elanco agrees to pay Lipid Sciences, within sixty (60) days of Elanco’s receipt of invoice from Lipid Sciences, for all out-of-pocket expenses approved in advance by Elanco, that are paid by Lipid Sciences to Third Parties, or pay the Third Parties directly at Elanco’s sole election.

4.13         Regulatory Approvals.  Elanco will assume all responsibility and related expense for Regulatory Agency approvals of Product(s) and/or New Product(s) in the Field or New Field and Territory.

4.14         Manufacturing.  Elanco will have the exclusive right and obligation to manufacture, or have manufactured, Product(s) and/or New Product(s) for all development, Regulatory Agency approval, and commercialization purposes.  Elanco will assume all responsibility and related expense for manufacturing and supply of Product(s) and/or New Product(s) to Elanco customers.

4.15         Marketing and Sales.  Elanco will assume all responsibility and related expense for marketing and sales of Product(s) and/or New Product(s) to Elanco customers.

4.16         Regulatory Issues and Obligations, Ownership and Survival Rights.  Elanco will own the regulatory registrations for Product(s) and/or New Product(s) developed and commercialized by Elanco, at its sole expense, but will assign to Lipid Sciences, in perpetuity and free of royalties to Elanco, manufacturing, use, and sale rights back to Lipid Sciences if Elanco elects to terminate the License during the Term, or if Lipid Sciences terminates the License for Elanco’s material breach.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

ARTICLE V

5.1           Consideration.  In each instance for the milestone payments described below, if Elanco fails to pay or elects not to pay the relevant owed milestone payment within sixty (60) days of Elanco’s receipt of Notice from Lipid Sciences that the relevant milestone event has occurred, the rights for that(those) relevant Product(s) and/or New Product(s) or indication (as described below) will revert to Lipid Sciences:

5.2           License Fee(s). Elanco agrees to pay Lipid Sciences development and commercialization license fees in accordance with the schedule provided in Exhibit E.

5.3           ***.

5.4           Payments under Sub-License.  If Elanco sub-licenses the Lipid Sciences Technology, the Lipid Sciences Patent Rights, the Lipid Sciences Inventions or the Lipid Sciences Improvements in the Field or New Field, Elanco will pay Lipid Sciences *** percent (***) of all payments (including signing fees, milestones and supply margins if Elanco produces Product(s) and/or New Product(s) under said sub-license) received from the Third Party to whom it has granted the sub-license.

5.5           Audits.  Upon the written request of Lipid Sciences, Elanco will permit an independent certified public accountant selected by Lipid Sciences and acceptable to Elanco, which acceptance will not be unreasonably withheld or delayed, to have access during normal business hours to such of the records of Elanco as may be reasonably necessary to verify the accuracy of the payment reports hereunder in respect of any calendar year ending not more than thirty-six (36) months prior to the date of such request.  Except as described in the next paragraph, all such verifications will be conducted at the expense of Lipid Sciences and not more than once in each calendar year.

In the event such accountant concludes that additional payments of any kind as required by this Agreement were owed during such period, the additional amounts will be paid within 90 (ninety) days of the date Lipid Sciences delivers to Elanco such accountant’s written report so concluding.  The fees charged by such accountant will be paid by Lipid Sciences, unless the audit discloses that the amounts payable by Elanco for the audited period are more than one hundred and ten percent (110%) of the amounts actually paid for such period, in which case Elanco will pay the reasonable fees and expenses charged by the accountant.

Elanco will include in each sublicense granted by it pursuant to the Agreement a provision requiring the sublicensee to make reports to Elanco, to keep and maintain records of sales pursuant to such sublicense and to grant access to such records by Lipid Sciences’s independent accountant to the same extent required of Elanco under the Agreement.

Upon the written request of Elanco, Lipid Sciences will permit an independent certified public accountant selected by Elanco and acceptable to Lipid Sciences, which acceptance will not be unreasonably withheld or delayed, to have access during normal business hours to such of the records of Lipid Sciences as may be reasonably necessary to verify the accuracy of the financial records hereunder in respect of any calendar year ending not more than thirty-six (36) months prior to the date of such request.  Except as described in the next paragraph, all such verifications will be conducted at the expense of Elanco and not more than once in each calendar year.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

In the event such accountant concludes that amounts reimbursed to Lipid Sciences by Elanco during such period exceeded the amounts approved in writing in advance by Elanco pursuant to Section 4.8 and out-of-pocket expenses approved by Elanco pursuant to Section 4.12, the amount of the excess expenses will be paid to Elanco within ninety (90) days of the date Elanco delivers to Lipid Sciences such accountant’s written report so concluding.  The fees charged by such accountant will be paid by Elanco, unless the audit discloses that the amounts paid by Elanco to Lipid Sciences for the audited period are more than one hundred and ten percent (110%) of the amount of the expenses approved by Elanco for such period, in which case Lipid Sciences will pay the reasonable fees and expenses charged by such accountant.

The Parties agree that all information subject to review under this Section or under any sublicense agreement is confidential and that it will cause its accountant to retain all such information in confidence.

5.6           Royalty Payment Terms.  Royalties shown to have accrued by each royalty report provided for under the Agreement will be due and payable on the date such royalty report is due.  Payment of royalties in whole or in part may be made in advance of such due date.  Royalties determined to be owing, and any overpayments to be credited with respect to any prior period, will be added together with interest thereon accruing under the Agreement from the date of the report for the period for which such amounts are owing, or credited, as the case may be, to the next annual payment hereunder.

5.7           Royalty Reports.  Royalty reports are due for each calendar quarter 90 (ninety) days after the end of the quarter.  The royalty report must set out the Net Sales for Product(s) and/or New Product(s) for the period to which the report relates.

5.8           Withholding of Taxes.  Any withholding of taxes levied by tax authorities outside the United States on the payments hereunder will be deducted by Elanco from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of Lipid Sciences and will be borne by Lipid Sciences.  Elanco agrees to cooperate with Lipid Sciences in the event Lipid Sciences claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to Elanco.

5.9           Exchange Controls.  Except as otherwise provided in the Agreement, all payments to be made pursuant to the Agreement will be paid in U.S. Dollars.  If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where Product(s) and/or New Product(s) is(are) sold, payment will be made through such lawful means or methods as Elanco may determine.  When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales or any other payments due under this Agreement in such a country, royalty payments due by Elanco to Lipid Sciences in respect of sales in such country will be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all payments that Elanco would have been obligated to transmit or deposit, but for the prohibition, will forthwith be deposited or transmitted promptly to the extent allowable, as the case may be.  If the royalty rate specified in the Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country will be adjusted to the highest legally permissible or government-approved rate.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

5.10         Interest on Late Payments.  If either Party fails to pay any payment due under this Agreement on or before the date such payment is due, as provided in this Agreement, such late payment shall bear interest, to the extent permitted by applicable law, at the prime rate as of the date of U.S. Mail postmark of the relevant payment if sent by U.S. Mail, or otherwise on the date of receipt of payment, as published in The Wall Street Journal and found on the wsj.com website at the following link or its successor site:

http://online.wsj.com/page/mdc/2_0500-rates-10.html?mod=2_0031 plus five percentage points (5.0 p.p.), as calculated on the number of days the relevant payment is delinquent from and including the date payment is due through and including the date upon which the owed Party has collected immediately available funds in its own account.

ARTICLE VI

6.1           Disclosure of Inventions.  During the term of the Design & Development Program, each Party will promptly disclose to the other Party the Inventions arising under the Design & Development Program made by its employees or agents, provided that such Inventions are related to Product(s) and/or New Product(s).

6.2           Lipid Sciences Inventions and Patent Rights.  All right, title and interest in all Lipid Sciences Inventions, Lipid Sciences Improvements, Lipid Sciences Technology and Lipid Sciences Patent Rights will be owned by Lipid Sciences.

6.3           Elanco Inventions and Patent Rights.  All right, title and interest in all Elanco Inventions, Elanco Improvements, Elanco Technology and Elanco Patent Rights will be owned by Elanco.

6.4           Joint Inventions and Joint Patent Rights.   Subject to Section 6.8, all right, title and interest in all Joint Inventions and Joint Patent Rights will be owned jointly by Elanco and Lipid Sciences; provided however, responsibility for patent filing with respect to Joint Inventions will be as set forth in Section 6.8; and provided further that, except in connection with a permitted assignment of the Agreement pursuant to Section 11.6, neither Party may transfer its interest in any Joint Invention or Joint Patent Right unless Notice of such transfer has been first given to the other Party and the transferee agrees in writing to be bound by the terms of the Agreement with respect to the interest so transferred, and the right of first refusal having been extended to the other Party.  In the event either Party decides to commercially exploit or license to any Third Party any rights or interests in Joint Inventions or Joint Patent Rights inside the Field or New Field in any jurisdiction in which the consent of joint owners is required for such exploitation or grant of such license, the other Party agrees that it will not unreasonably withhold its consent, nor require payment in connection with granting such consent.

The Parties acknowledge Lipid Sciences may develop, make, have made, use, sell, license or commercially exploit (either by itself or to or with any Third Party) any rights in Joint Inventions or Joint Patent Rights outside the Field or New Field in any jurisdiction.  Elanco will not develop, make, have made, use, sell, license or commercially exploit (either by itself or with or to any Third Party) any rights in Joint Inventions or Joint Patent Rights outside the Field or New Field in any jurisdiction, nor prevent Lipid Sciences from so doing.  To the extent that any law requires the consent of Elanco for Lipid Sciences to develop, make, have made, use, sell, offer for sale, import, license, practice or commercially exploit (either by itself or to or with any Third Party) any rights in

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

Joint Inventions or Joint Patent Rights outside the Field or New Field in any jurisdiction, the execution of the Agreement is deemed to be the giving of such consent by Elanco.

The Parties acknowledge Elanco may (and only Elanco may) develop, make, have made, use, sell, license or commercially exploit (either by itself or to or with any Third Party) any rights in Joint Inventions or Joint Patent Rights inside the Field or New Field in any jurisdiction.  Lipid Sciences will not develop, make, have made, use, sell, offer for sale, import, license, practice or commercially exploit (either by itself or with or to any Third Party) any Product(s) and/or New Product(s) under Joint Inventions or Joint Patent Rights inside the Field or New Field in any jurisdiction, nor prevent Elanco from so doing.  To the extent that any law requires the consent of Lipid Sciences for Elanco to develop, make, have made, use, sell, license or commercially exploit (either by itself or to or with any Third Party) any rights in Joint Inventions or Joint Patent Rights inside the Field or New Field in any jurisdiction, the execution of this Agreement is deemed to be the giving of such consent by Lipid Sciences.

6.5           Cooperation of Employees.  Each Party represents and agrees that all its employee(s) or agent(s) will be obligated under a binding written agreement to assign to such Party, or as such Party will direct, all Inventions made or conceived by such employee(s) or other agent(s) in connection with this Agreement.

6.6           Lipid Sciences Patent Rights.  Lipid Sciences will have sole responsibility for and control over the filing, prosecution, maintenance and enforcement of the Lipid Sciences Patent Rights, at Lipid Sciences’ expense.  Lipid Sciences will keep Elanco informed regarding the status and prosecution of all patent applications and patents included in such Lipid Sciences Patent Rights licensed to Elanco pursuant to Section 2.1.  No later than March 1st of each year during the term of the Agreement, Lipid Sciences will provide Elanco with a report describing the status of the Lipid Sciences Patent Rights licensed to Elanco pursuant to Section 2.1.  Such report will include, at a minimum, the patent application and patent number, country(ies), filing date, issue date, expiration date and any other relevant information.

If Lipid Sciences determines it will not seek patent rights with respect to any potentially patentable Lipid Sciences Invention or Lipid Sciences files Lipid Sciences Patent Rights in one or more countries but subsequently determines, on a country-by-country basis, that it will not file, prosecute or maintain any patent or patent application within the Lipid Sciences Patent Rights licensed to Elanco pursuant to Section 2.1 (except for abandonment of a patent application in favor of a patent application subsequently filed for purposes of continuing the prosecution of Lipid Sciences Patent Rights claiming the inventions included in the abandoned patent application), then Lipid Sciences will give Elanco the timely opportunity to direct Lipid Sciences to continue to prosecute or maintain the patent application or patent in Lipid Sciences’ name and at Elanco’s expense.

6.7           Elanco Patent Rights.  Elanco will have sole responsibility for and control over the filing, prosecution, maintenance and enforcement of the Elanco Patent Rights, at Elanco’s expense.

6.8           Joint Patent Rights.  Elanco will have the first right to assume responsibility for the preparation, filing, prosecution and maintenance of any Joint Patent Rights in each country or region of the Territory where the Parties mutually determine that it is commercially reasonable to do so, using outside patent counsel reasonably acceptable to Lipid Sciences.  Elanco will share equally with Lipid Sciences the reasonable out-of-pocket expenses incurred in connection with

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission such preparation, filing, prosecution and maintenance of Joint Patent Rights.  Lipid Sciences will reimburse Elanco for Lipid Sciences’ share of such expenses within ninety (90) days after receipt of invoice from Elanco (including supporting documentation, upon written request of Lipid Sciences); if Lipid Sciences fails or declines to pay its one-half share of expenses within the ninety (90) day period, Elanco may deduct from amounts due and owing to Lipid Sciences such share of unpaid expense.  Elanco will keep Lipid Sciences reasonably informed of, and consult with Lipid Sciences with respect to, all significant actions relating thereto.  If Elanco elects not to assume such responsibility, Lipid Sciences will have the right but not the obligation to do so, and will keep Elanco reasonably informed of, and consult with Elanco with respect to, all significant actions relating thereto; and in such event, Elanco will bear one-half the reasonable out-of-pocket expenses of preparation, filing, prosecution and maintenance thereof.  If Lipid Sciences assumes such responsibility but Elanco fails or declines to pay its one-half share of expenses within the ninety (90) day period, Lipid Sciences may add to amounts due and owing to Lipid Sciences such share of unpaid expense.

6.9           Patent Term Extension.  Lipid Sciences will cooperate with Elanco in obtaining patent term extension or supplemental protection certificates and the like with respect to the Lipid Sciences Patent Rights and Joint Patent Rights in the Field or New Field as to which Elanco is licensed under the Agreement, in each country and region where it is possible to do so.  Elanco will make the election and Lipid Sciences agrees to abide by such election.  Lipid Sciences may elect to be reimbursed by Elanco for its fully burdened FTE and legal costs for accomplishing such patent term extension or supplemental protection certificates requested by Elanco.

6.10         Data and Intellectual Property.  Technology and patents owned by either Party at the beginning of the Agreement for Product(s) and/or New Product(s) and Technology, and that developed and owned during the Term will remain the sole property of the owning Party to exploit in any manner it chooses at its sole discretion, except to the extent otherwise provided in this Agreement.  New Invention(s) made by Lipid Sciences and/or Elanco in connection with Product(s) and/or New Product(s) and/or Technology during the term of the Agreement, and any patents, copyrights or other intellectual property based on such Invention(s), will be owned by the Party(ies) of which the inventor(s) is an employee or agent.

ARTICLE VII

7.1           Infringement Claims.  If the manufacture, sale or use of Product(s) and/or New Product(s) pursuant to the Agreement results in, or may result in, any claim, suit or proceeding by a Third Party alleging patent infringement by Lipid Sciences or Elanco (or its licensees or sublicensees), or by an Affiliate of Lipid Sciences or Elanco, such Party will promptly notify the other Party hereto in writing.  The Party subject to such Third-Party claim will have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided, however, that Elanco will not enter into any settlement which admits or concedes that any aspect of the Lipid Sciences Patent Rights is invalid or unenforceable without the prior written consent of Lipid Sciences, and Lipid Sciences will not enter into any settlement which admits or concedes that any aspect of the Elanco Patent Rights is invalid or unenforceable without the prior written consent of Elanco.  The Party subject to the Third-Party claim will keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.  Should Elanco decide not to actively defend or fail to defend any such claim, suit, or proceedings by a Third Party relating to

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

Lipid Sciences Patent Rights, then Lipid Sciences will be entitled to take over, at its option, the right to defend such infringement proceedings and the control of any such defence, at its cost.

7.2           Enforcement of Joint Patent Rights.  Lipid Sciences and Elanco will each promptly notify the other in writing of any alleged or threatened infringement of the Joint Patent Rights of which they become aware.  Lipid Sciences and Elanco will then confer and may agree jointly to prosecute any such infringement.  If the Parties do not agree on whether or how to proceed with enforcement activity (a) within ninety (90) days following the notice of alleged infringement or (b) ten (10) business days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then Elanco may commence litigation with respect to the alleged or threatened infringement at its own expense.  In the event that Elanco does not commence litigation within five (5) business days of the above-specified date, Lipid Sciences may do so, at Lipid Sciences’ expense.  In the event a Party brings an infringement action against a Third Party, the other Party will cooperate fully, provided that there is a mutual agreement as to the purpose and goal of the enforcement action.

Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation (whether by way of settlement or otherwise) will be first allocated to reimbursement of unreimbursed legal fees and expenses incurred by the Party initiating the proceeding, then toward reimbursement of any unreimbursed legal fees and expenses of the other Party, and then the remainder will be divided between the Parties as follows:  (y) if the award is based on lost profits, Elanco will receive an amount equal to the damages the court determines Elanco has suffered as a result of the infringement less the amount of any royalties that would have been due to Lipid Sciences on sales of Product(s) and/or New Product(s) lost by Elanco or any Affiliate or sublicensee of Elanco as a result of the infringement had Elanco or any Affiliate or sublicensee of Elanco made such sales, and Lipid Sciences will receive an amount equal to the royalties and other payments it would have received under Article VI if such sales had been made by Elanco or any Affiliate or sublicensee of Elanco; and (z) as to awards other than those based on lost profits, sixty percent (60%) to the Party initiating such proceedings and forty percent (40%) to the other Party.

7.3           Enforcement Action in the Field or New Field.  Lipid Sciences shall have the sole right, but not the obligation, to commence and control any legal action or proceeding, or the filing of any counterclaim, related to any alleged infringement of the Lipid Sciences Patent Rights (“Action”) in the Field or New Field in the Territory.  In the event that Lipid Sciences elects, in its sole discretion, to undertake such an Action, Elanco agrees to reasonably cooperate with Lipid Sciences, including providing access to all necessary documents, executing all papers and performing such other acts as may be reasonably required for such Action, including, but not limited to, consenting to be joined as a Party plaintiff in such Action.  Lipid Sciences shall control such Action, and Lipid Sciences may enter into settlements, stipulated judgments or other arrangements respecting such infringement; provided, however, Lipid Sciences shall not settle or make any agreement that would have an adverse effect on Elanco’s rights under this Agreement, without the prior written consent of Elanco.  Lipid Sciences shall keep Elanco reasonably apprised of the progress of any such Action.  Elanco may, at its option and sole expense, be represented by counsel of its choice, but all other costs associated with any such Action shall be at the sole expense of Lipid Sciences.  In any Action, any damages or other recovery, including compensatory and other non-compensatory damages or recovery actually received from a Third Party, shall first be used to reimburse Lipid Sciences for its respective costs and expenses incurred in connection with such Action and Elanco for its respective costs and expenses incurred in connection with such

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

Action, provided that Lipid Sciences requested Elanco support Lipid Sciences or otherwise participate in such Action and Elanco provided such requested support and participation. To the extent that such damages were calculated based upon the loss suffered by Elanco as a result of such Third Party infringement, said remaining damages or other recovery shall be treated as Net Sales and Elanco shall pay Lipid Sciences the applicable Royalty on such Net Sales and retain the balance.

ARTICLE VIII

8.1           Confidentiality Agreement. The Parties are bound by a Mutual Confidentiality Agreement effective as of January 20, 2006, with the ability to exchange information under the Confidentiality Agreement through January 20, 2007, and with obligations to maintain such information for *** years after the expiration or termination of the Agreement. The Parties’ rights and obligations under the Mutual Confidentiality Agreement are incorporated herein by reference and now extended for the term of this Agreement; should there be any conflict, the provisions of this Agreement shall prevail.

8.2           Nondisclosure; Exceptions. Neither Lipid Sciences nor Elanco shall publish or disclose to any Third Party, including its independent contractors, any or all Confidential Information of the other Party without the advance execution of a binding confidentiality agreement between the Third Party and the disclosing Party and advance approval of the Steering Committee. Neither Lipid Sciences nor Elanco shall disclose to any Third Party or use for any purpose besides this Agreement Confidential Information of the other Party, unless such Party can demonstrate that such information:

(a)                                  Was known to the receiving Party or to the public prior to disclosure by the disclosing Party under this Agreement, as shown by written records;

(b)                                 Becomes known to the public from a source other than the receiving Party;

(c)                                  Is disclosed to the receiving Party on a non-confidential basis by a Third Party having a legal right to make such disclosure;

(d)                                 Is required to be disclosed by law or judicial order; provided, however, the receiving Party shall promptly notify the disclosing Party and shall not disclose any information without the disclosing Party’s prior written consent or until the disclosing Party has exhausted any legal actions it may take to prevent or limit the requested disclosure; or

(e)                                  Is independently developed by an employee of the receiving Party not having access to the disclosing Party’s information.

The provisions of this Section do not prevent Lipid Sciences from disclosing or using Confidential Information about Lipid Sciences Technology, Lipid Sciences Patent Rights, Improvements, and Lipid Sciences Inventions outside the Field or New Field and Territory. The provisions of this Section do not prevent Lipid Sciences from disclosing or using Confidential Information about Joint inventions or Joint Patent Rights outside the Field or New Field and Territory, subject to the recipient having first entered into a binding confidentiality agreement with Lipid Sciences.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

8.3           Such obligations of confidentiality and non-use shall survive expiration or termination of this Agreement for a period of *** years from the effective date of such termination or expiration.

8.4           The Parties expressly agree that Elanco may submit Confidential Information of Lipid Sciences to any Regulatory Agency for the purpose of obtaining marketing approvals in the Field or New Field.

ARTICLE IX

9.1           Liabilities; Indemnification by Elanco. Except for liability caused by the gross negligence or willful misconduct of Lipid Sciences, Elanco will bear all liabilities arising from the development, regulatory approval, manufacture, marketing and sales of Product(s) and/or New Product(s) to Elanco customers in the Field or New Field. Elanco will at all times during and after the term of the Agreement be responsible for, and will defend, indemnify and hold Lipid Sciences and its directors, officers, employees and contractors harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including reasonable legal expenses and costs including attorneys’ fees, arising out of any claim by any Third Party relating to Product(s) and/or New Product(s) or Elanco Technology or Elanco Patent Rights or any aspect of Elanco’s performance in connection with the Agreement, to the extent such liability results or arises from (a) Elanco’s uncured breach of its obligations under the Agreement; (b) the gross negligence or willful misconduct of Elanco or its Affiliates, directors, officers, employees or contractors in their performance hereunder; (c) attributes of the Product(s) and/or New Product(s); or (d) any breach by Elanco of any of its covenants, representations or warranties set forth in the Agreement. Lipid Sciences will give Elanco prompt Notice of any such claim or lawsuit and, without limiting the foregoing indemnity, Elanco will have the right to compromise, settle or defend such claim or lawsuit; provided that no offer of settlement, settlement or compromise by Elanco shall be binding on Lipid Sciences without its prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement fully releases Lipid Sciences without any liability, loss, cost or obligation incurred by Lipid Sciences.

9.2           Indemnification by Lipid Sciences. Except to the extent caused by the gross negligence or willful misconduct of Elanco, Lipid Sciences agrees to indemnify, defend and hold Elanco and its directors, officers, employees and contractors harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including attorneys’ fees, arising out of any claim by any Third Party in connection with the Agreement relating to Lipid Sciences Technology or Lipid Sciences Patent Rights, to the extent arising out of (a) Lipid Sciences’s uncured breach of its obligations under the Agreement; (b) the gross negligence or willful misconduct of Lipid Sciences or its Affiliates, directors, officers, employees or contractors in their performance hereunder; or (c) any breach by Lipid Sciences of any of its covenants, representations or warranties set forth in the Agreement. Elanco will give Lipid Sciences prompt Notice of any such claim or lawsuit and, without limiting the foregoing indemnity, Lipid Sciences will have the right to compromise, settle or defend such claim or lawsuit; provided that no offer of settlement, settlement or compromise by Lipid Sciences shall be binding on Elanco without its prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement fully releases Elanco without any liability, loss, cost or obligation incurred by Elanco.

9.3           Lipid Sciences Representations & Warranties to Elanco. As of the Effective Date,

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

Lipid Sciences represents and warrants that it owns all right and title to, or owns the exclusive rights to, the Lipid Sciences Patent Rights listed in Exhibit D and the Lipid Sciences Technology licensed by Elanco hereunder; that it has the right to enter into the Agreement; and that to the best of its knowledge, its patents are valid and its Technology has merit.

9.4           Representations & Warranties of the Parties to Each Other. Lipid Sciences and Elanco each represent and warrant that execution, delivery and performance of the Agreement have been duly authorized by all necessary action on the part of such Party, its officers and directors and does not conflict with, violate, or breach any agreement to which either Elanco or Lipid Sciences is a party, or either Party’s articles of incorporation or bylaws.

ARTICLE X

10.1         Term. Except as otherwise provided in the Agreement, the term of the Agreement will commence on the Effective Date and end on the later of: (a) the *** year anniversary of the expiration, lapse, or invalidation of the last remaining Valid Claim of Lipid Sciences Patent Rights used in Product(s) and/or New Product(s), or (b), in the absence of any Valid Claims of Lipid Sciences Patent Rights used in Product(s) and/or New Product(s), the *** year anniversary of first Product launch, unless extended by mutual agreement of the Parties.

10.2         Expiration of License. The license for the Territory and Field or New Field granted by Lipid Sciences to Elanco pursuant to Section 2.1 and all other rights granted to Elanco (other than those expressly stated to continue after expiration or termination of the Agreement), will cease upon the earlier of:

(a)          expiry of the term of this Agreement pursuant to Section 10.1; or

(b)         termination of the Agreement pursuant to Section 10.7; or

(c)          termination of the Agreement by Lipid Sciences pursuant to Section 10.9.

Subject to the foregoing, expiration of any particular Lipid Sciences Patent Rights will not preclude Elanco from continuing to market and sell Product(s) and/or New Product(s) or to use Product(s) and/or New Product(s) after the term of the Agreement.

10.3         Lipid Sciences Termination For Cause and Consideration. If Lipid Sciences terminates the Agreement pursuant to Section 10.7 or 10.10, Lipid Sciences will retain all sums earned and paid by Elanco and Elanco will promptly pay all sums accrued which are then due and payable to Lipid Sciences.

10.4         Elanco Termination For Cause and Consideration. If Elanco terminates the Agreement pursuant to Section 10.9, Lipid Sciences will return all sums earned and paid by Elanco under Section 3.10 that have not been expensed or committed against the budget in the Product Development Plan.

10.5         Surviving Obligations. Upon expiration or termination of the Agreement, the obligations which by their nature are intended to survive expiration or termination of the Agreement, will survive.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

10.6         Existing Obligations. Expiration pursuant to Sections 10.1 or 10.2 above, or termination pursuant to Section 10.3, 10.4 or 10.7 of the Agreement for any reason, will not relieve the Parties of any obligation that accrued prior to such expiration or termination.

10.7         Mutual Termination Privilege. Subject to the provisions of the Agreement, either Party may terminate the Agreement upon thirty (30) days’ Notice to the other Party.

10.8         Accrued Obligations. The expiration or termination of the Agreement or the Design & Development Program will not relieve the Parties of any obligation that accrued prior to such expiration or termination.

10.9         Events of Default.  An event of default (“Event of Default”) will have occurred and the Agreement may be terminated by the Party first named in each paragraph below in the following circumstances:

(a)           Material Breach.  By the non-breaching Party, if the breaching Party fails to remedy a material breach of the Agreement within sixty (60) days after Notice thereof detailing the breach has been given to the breaching Party by the non-breaching Party.

(b)           Failure of Elanco to Pay.  By Lipid Sciences, if Elanco fails to make any payment as required under the Agreement within the period(s) identified in this Agreement after such payment becomes payable, and such failure is not remedied within thirty (30) business days after subsequent Notice thereof from Lipid Sciences.

(c)           Bankruptcy.  By either Party, upon bankruptcy, insolvency, dissolution or winding up of the other.

10.10       Default Remedies.

(a)           Default Remedies Available to Elanco.  In the event that an Event of Default occurs that is caused by Lipid Sciences, and Lipid Sciences fails to cure such default within the applicable cure period under this Section 10.9, Elanco may elect to either (i) terminate the Agreement and/or (ii) without limiting any other legal or equitable remedies that Elanco may have, continue the Agreement in full force and effect, in accordance with its terms.

(b)           Default Remedies Available to Lipid Sciences.  In the event that an Event of Default occurs that is caused by Elanco, and Elanco fails to cure such default within the applicable cure period under this Section 10.9, Lipid Sciences may elect to either (i) terminate the Agreement and/or (ii) without limiting any other legal or equitable remedies that Lipid Sciences may have, continue the Agreement in full force and effect, in accordance with its terms.

ARTICLE XI

11.1         Non-Compete.  Except on written consent of Elanco, during the term of the Agreement and for a period of *** thereafter, if Lipid Sciences terminates this Agreement pursuant to Section 10.7, Lipid Sciences and its Affiliates will not develop or sell Product(s) and/or New Product(s) in

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission the Field or New Field and Territory that were licensed to Elanco by means of the Agreement. For clarity, the provisions of this Section do not apply if the Agreement is terminated by Lipid Sciences pursuant to Section 10.9 nor to Product(s) and/or New Product(s) that has(have) reverted to Lipid Sciences pursuant to Section 2.3, nor if Elanco terminates the Agreement under Section 10.7.

11.2         Separate Entities / Disclaimer of Agency.  Lipid Sciences and Elanco are and will remain separate independent entities. This Agreement will not constitute, create or otherwise imply a joint venture, partnership or formal business organization of any kind. Each Party to the Agreement will act as an independent contractor and not as an agent or legal representative of the other. Neither Party will have the right or authority to assume, create or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other Party except as expressly set forth in the Agreement.

11.3         Press Releases & Disclosures. Neither Party will submit for written or oral publication any document, data, or other information generated and provided by the other Party during the Term without first obtaining the prior written consent of the other Party, which consent will not be unreasonably withheld, especially as it relates to releases required for local fiscal reporting laws, filing regulations or stock rules relating to the Party or any Affiliate of the Party. The contributions of each Party will be noted in all publications, presentations, and press releases. Notwithstanding the above, Elanco recognizes that, for Lipid Sciences, the Agreement may constitute a material agreement, as defined by Securities Exchange Commission regulations, and, if so, will be subject to public disclosure. Lipid Sciences agrees to work with Elanco to place any public disclosure of the Agreement in a mutually agreeable form by redacting, if legally permissible, certain content of the Agreement.

11.4         Publicity.  Neither Party will disclose to the public, any information about the Agreement, including its existence, without the prior written consent of the other Party, which decision regarding consent will be communicated no later than twenty (20) days from the date of receipt of the request, except where required for local fiscal reporting laws, filing regulations or stock exchange rules relating to the Party or any Affiliate of the Party. Furthermore, neither Party shall use in advertising, publicity or otherwise the name or any trademark of the other Party without prior written consent.

11.5         Force Majeure.  If either Party is affected by any extraordinary, unexpected and unavoidable event such as acts of God, floods, fires, riots, terrorism, war, accidents, labor disturbances, breakdown of plant or equipment, lack or failure of transportation facilities, unavailability of equipment, sources of supply or labor, raw materials, power or supplies, infectious diseases of animals, or by the reason of any law, order, proclamation, regulation, ordinance, demand or requirement of the relevant government or any sub-division, authority or representative thereof (provided that in all such cases the Party claiming relief on account of such event can demonstrate that such event was extraordinary, unexpected and unavoidable by the exercise of reasonable care) (“Force Majeure”), it will as soon as reasonably practicable notify the other Party of the nature and extent thereof and take all reasonable steps to overcome the Force Majeure and to minimize the loss occasioned to that other Party. Neither Party will be deemed to be in breach of this Agreement or otherwise be liable to the other Party by reason of any delay in performance or nonperformance of any of its obligations hereunder to the extent that such delay and nonperformance is due to any Force Majeure of which it has notified the other Party and the time for performance of that obligation will be extended accordingly. Notwithstanding the foregoing sentence, should the Force Majeure continue for more than three

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

(3) months, then the other Party shall have the right to terminate this Agreement immediately upon Notice of termination delivered to the affected Party.

11.6         Assignment.  The Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign the Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which the Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction or, in the case of Lipid Sciences, the creation of a special purpose corporation or design and development limited partnership. Any permitted assignee will assume all obligations of its assignor under the Agreement in writing prior to the assignment. Any purported assignment in violation of the preceding sentences will be void.

11.7         Notices.  Any consent, notice or report required or permitted to be given or made under the Agreement by one of the Parties hereto to the other (a “Notice”) will be delivered in writing by one of the following means: delivered personally; sent via e-mail with confirmation from the addressee of its receipt; by facsimile (and promptly confirmed by personal delivery or courier); by courier; or by U.S. mail postage prepaid (where applicable), and addressed to such other Party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee. Such notices will be effective within three (3) business days of the postmark or transmittal date or when delivered to the addressee, whichever is earlier.

If to Lipid Sciences:
Lipid Sciences, Inc.
7068 Koll Center Parkway - Suite 401
Pleasanton, CA 94566

Attention:	S. Lewis Meyer, Ph.D.
President and CEO
Fax:	925-249-4040
E-mail:	***

If to Elanco:
Elanco Animal Health
Greenfield Laboratories
2001 West Main Street / P.O. Box 708
Greenfield, IN 46140

Attention:	Legal Department
Fax:	***
E-mail:	***

11.8         Execution of Agreement.  This Agreement may be executed by original or facsimile signature in several counterparts, all of which shall be deemed to be originals, and all of which shall constitute one and the same Agreement. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

EXECUTED

Signed on behalf of	)
Eli Lilly and Company, operating through its Elanco Animal Health division	) )
by an authorized officer in the presence of:	)

***		***
Signature of Witness		Signature of Authorized Officer

***		***
Name of Witness (please print)		Name of Authorized Officer (please print)

11/07/2006
Date Signed

Signed on behalf of	)
Lipid Sciences, Inc.	)
by an authorized officer in the presence of:	)

***		/s/ S. Lewis Meyer
Signature of Witness		Signature of Authorized Officer

***		S. Lewis Meyer
Name of Witness (please print)		Name of Authorized Officer (please print)

10/26/2006
Date Signed

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

EXHIBIT A
PRODUCT DEVELOPMENT PLAN

(First draft to be provided by the Project Team to the Steering Committee within 60 days of the completion of Elanco due diligence, with final approval by Steering Committee within 90 days after receipt of the first draft)

[Elanco to provide first draft after completion of due diligence]

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

EXHIBIT B
CRITERIA TO ESTABLISH A POC STUDY

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

EXHIBIT C
STEERING COMMITTEE MEMBERS AND PRIMARY CONTACT PERSONS

For Elanco:
Name:	***
Title:	Manager - Innovation & Development
E-mail:	***
Phone:	***
Fax:	***

Name:	***
Title:	Associate Consultant
E-mail:	***
Phone:	***
Fax:	***

For Lipid Sciences:
Name:	***
Title:	***
E-mail:	***
Phone:	925-249-4000
Fax:	925-249-4040

Name:	Dale Richardson
Title:	Vice President - Business Development
E-mail:	***
Phone:	***
Fax:	925-249-4040

Portions of this agreement, marked by asterisks (***), have been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission

EXHIBIT D
LIPID SCIENCES PATENT RIGHTS

[Include filing/issuance dates, patent/application numbers, etc.]

NOTE:  Other Lipid Sciences patents may be added to this exhibit in the future if it is determined that a non-exclusive license needs to be granted to Elanco to fully practice and exploit the rights granted to it hereunder.

EXHIBIT E:
Payment Schedule

1. Elanco agrees to pay the following fees in order to pursue the commercialization of each Product(s) or New Product(s) in the Field or New Field throughout the Territory where the Product(s) or New Product(s) ***, subjected to Lipid Sciences Technology, Lipid Sciences Patent Rights, Lipid Sciences Inventions or Lipid Sciences Improvements:

***  This Exhibit has been omitted pursuant to a request for confidential treatment.  The omitted information has been filed separately with the Securities and Exchange Commission.